As filed with the SEC on October 24, 2001 Registration No. 333-53536

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                        POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                        SWEETWATER FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Georgia                        6021                   58-2531498
 ---------------------------    --------------------------   -------------------
(State or other Jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

                         4485 N. Town Square, Suite 102
                          Powder Springs, Georgia 30127
                                 (770) 943-1400
     (Address and Telephone Number of Intended Principal Place of Business)
                          ----------------------------
                                Kenneth L. Barber
                             Chief Executive Officer
                         4485 N. Town Square, Suite 102
                          Powder Springs, Georgia 30127
                                 (770) 943-1400
           (Name, Address, and Telephone Number of Agent For Service)
                          ----------------------------
                Copies of all communications, including copies of
                  all communications sent to agent for service,
                               should be sent to:

                              Neil E. Grayson, Esq.
                          Jason R. Wolfersberger, Esq.


                   Nelson Mullins Riley & Scarborough, L.L.P.

                     999 Peachtree Street, N.E., Suite 1400
                             Atlanta, Georgia 30309
                                 (404) 817-6000
                              (404) 817-6225 (Fax)




If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ___ ]

                             TERMINATION OF OFFERING



         The registrant's offering was terminated on July 15, 2001. An aggregate of 938,453 shares of Common Stock were issued in the offering. The remaining 61,547 shares of Common Stock are hereby deregistered.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Powder Springs, State of Georgia, October 16, 2001.



                                          SWEETWATER FINANCIAL GROUP, INC.

                                          By:    /s/ Kenneth L. Barber
                                                 ----------------------
                                                  Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                Title                             Date


/s/ Kenneth L. Barber
------------------------
Kenneth L. Barber         Chief Executive Officer           October 16,  2001
                          (principal executive officer)


/s/ Caric Martin
------------------------
Caric Martin              Chief Financial Officer,          October 16,  2001
                          Director (principal
                          accounting and financial officer)



*
------------------------
Helen Barrios             Secretary, Director


*
------------------------
Fred Bentley, Jr.         Director

*
------------------------
Earl Day Ehrhart, IV      Vice President, Director

*
------------------------
Phillip T. Homan          Director

*
------------------------
Cheryl Moultrie           Director

*
------------------------
Andrew Schival            Director

*
------------------------

L. Charles Watts          Director

*
------------------------
Paul D. Wilkerson         Chairman, Director

*
------------------------
R. Lynn Wilson            Treasurer, Director

/s/ Caric Martin
------------------------
*As Attorney-in-fact*                                        October 16,  2001